UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2006

The Andersons, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-20557	34-1562374
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

480 West Dussel Drive, Maumee, Ohio		43537
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-893-5050

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Three of the Corporation's directors, Richard Anderson, Thomas Anderson and Paul Kraus, have been residing in homes leased from the Corporation pursuant to pre-paid lifetime leaseholds. The Corporation has, effective June 30, 2006, sold each home to its tenant for a purchase price equal to its third party appraised fair market value, net of the fair market value of the tenant's lifetime leasehold interest. The transactions were approved by the independent directors of the Corporation, with the advice of independent real estate advisors, appraisers and counsel. The purchase agreements are attached as exhibits 10.19, 10.20 and 10.21.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Andersons, Inc.

July 5, 2006	By:	Michael J. Anderson

Name: Michael J. Anderson
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

10.19	Purchase Agreement - Richard Anderson
10.20	Purchase Agreement - Thomas Anderson
10.21	Purchase Agreement - Paul Kraus